Exhibit 10.3

AMENDMENT NO. 2
TO THE
CHICAGO BRIDGE & IRON SAVINGS PLAN

Chicago Bridge & Iron Company (the "Company") maintains the Chicago Bridge & Iron Savings Plan (the " Plan") for the benefit of certain of its eligible employees.

The Plan has been amended from time to time and most recently was restated effective January 1, 2016. The Company now desires to further amend the Plan as follows:

1.    Consistent with Internal Revenue Service regulations, the Plan prohibits the application of forfeitures to fund safe harbor matching contributions. On January 18, 2017, the Internal Revenue Service issued proposed regulations lifting this restriction. The proposed regulations provide that such regulations may be relied upon prior to the date they are adopted in final form. Therefore, effective as of January 1, 2017, the Company desires to amend the Plan to permit the application of forfeitures to fund safe harbor matching contributions.

2.    Effective May 1, 2017, the Company desires to amend the Plan to prohibit new investments in Company stock.

3.    Prior to May 1, 2017, the Company imposed a limitation on the amount of Company stock that can be held by a participant in the Plan. Participants in the Plan were inadvertently able to exceed this Company stock limitation via participation in Advice Access, a Merrill Lynch product offered to Plan participants. The Internal Revenue Service has issued a compliance statement through its Voluntary Correction Program under Revenue Procedure 2013-12 to address this issue, and the correction thereunder requires a retroactive Plan amendment be adopted by July 19, 2017.

THEREFORE, effective as of the dates set forth below, the Plan shall be amended as follows:

A.    Effective as of January 1, 2017, Section 4.10 of the Plan is amended by deleting subsection (g) entirely and substituting the following:

(g)    Application of Forfeitures. Forfeitures arising pursuant to Sections 4.10(e), 5.01, 5.02(c), or 13.04 during a Plan Year shall be applied first to restore any Forfeitures that are reinstated during the Plan Year pursuant to Sections 4.10(f) or 13.04; second, to correct in such Plan Year any errors in the adjustment of Participants’ Accounts pursuant to Section 6.11, third, to the payment of expenses of administering the Plan and the Trust pursuant to Section 6.03, and fourth, toward the payment of Matching Contributions and/or Company Contributions, as determined by the Company. Forfeitures that are applied toward payment of Matching Contributions and/or Company Contributions shall be, as applicable, considered to be Matching Contributions and/or Company Contributions, shall reduce the amount of Matching Contributions and/or Company Contributions

otherwise required to be made to the Trust, and shall be allocated in accordance with Sections 4.02(c) and/or 4.03(c).

B.    Effective as of May 1, 2017, the Plan is amended by adding the following provision:

Notwithstanding any other Plan provision to the contrary, effective May 1, 2017, the Company Stock Fund is frozen; no new contributions or rollovers to the Plan may be invested in the Company Stock Fund and no amounts may be transferred from any other Investment Fund into the Company Stock Fund.

C.    Effective as of January 1, 2016, subsection 6.08(b) of the Plan is amended by adding the following provision:

Notwithstanding anything in the Plan to the contrary, the limitation on the amount of Company Stock a Participant can hold shall not apply to the extent that such limit was exceeded as a result of a Participant’s election made before July 16, 2016 to participate in the investment advisory service called “Advice Access” provided by Merrill Lynch, if such limit was exceeded by the Participant overriding an Advice Access asset allocation recommendation by adding Company Stock to the asset allocation and holding some Company Stock outside such program.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 22nd day of June, 2017.

CHICAGO BRIDGE & IRON COMPANY:

Signature: /s/ Michael S. Taff

Print Name: Michael S. Taff

Title/Position: EVP and CFO

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